Exhibit 99.1

Autokiniton Global Group to Acquire Tower International for $31 Per Share in Cash

NEW BOSTON, Mich. and LIVONIA, Mich., July 12, 2019 – Autokiniton Global Group (“AGG”), a leading North American supplier of metal-formed components and complex assemblies to the automotive industry, and Tower International, Inc. (NYSE: TOWR), a leading manufacturer of engineered automotive structural metal components and assemblies, today announced they have entered into a definitive agreement for AGG to acquire Tower for $31 per share in cash. AGG is a portfolio company of KPS Capital Partners (“KPS”), a leading global private equity firm with over $5.0 billion of assets under management.

The all-cash transaction represents a 70% premium to Tower’s closing stock price on July 11, 2019. Including Tower’s debt and pension related liabilities, the total value of the transaction is approximately $900 million.

“We are extremely pleased to reach agreement with AGG on a mutually beneficial transaction that creates substantial value for Tower stockholders, customers and colleagues. Tower stockholders benefit from an immediate share price premium,” said Tower President and CEO Jim Gouin. “Tower customers will benefit from the expanded product offering and manufacturing footprint of Tower and AGG. Finally, Tower colleagues will benefit by becoming a part of a combined entity which will be a more competitive North American supplier with a complementary manufacturing footprint and lightweighting technologies that uniquely position it for continued profitable growth.”

“The acquisition of Tower will significantly enhance AGG’s position as a leading North American manufacturer of metal formed components for the automotive industry,” said AGG CEO George Thanopoulos. “The combination of these two companies creates synergistic value by lowering overall cost, significantly broadening our product offerings and diversifying our customer base.    We are excited to bring Tower’s world-class products, well-positioned facilities and highly-skilled workforce into AGG. Following the transaction, AGG will remain conservatively capitalized, with capital resources to fund product-focused research and development, technology and significant organic growth. AGG remains committed to providing our current and future customers with world-class product quality and customer service.”

The transaction is anticipated to close in September or October of 2019.

Terms of the Transaction

Under the terms of the definitive merger agreement, AGG will commence a tender offer no sooner than August 14, 2019 and no later than August 19, 2019 to acquire all of the outstanding shares of common stock of Tower for $31.00 per share in cash. The tender offer will be subject to customary closing conditions, including the tender of at least a majority of the outstanding shares of Tower common stock and the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Following the closing of the tender offer, a wholly-owned subsidiary of AGG will merge with and into Tower (the “Merger”), with each share of Tower common stock that has not been tendered being converted into the right to receive the same $31.00 per share in cash offered in the tender offer.

The definitive agreement includes a 35 day “go-shop” period, which permits Tower’s Board and financial advisor to actively initiate, solicit and consider alternative acquisition proposals. Tower will have the right to terminate the merger agreement to accept a superior proposal subject to the terms and conditions of the merger agreement. There can be no assurance that this 35 day “go-shop” will result in a superior proposal, and Tower does not intend to disclose developments with respect to the solicitation process unless and until the Board makes a determination requiring further disclosure.

Tower will file its quarterly report on Form 10-Q reporting its second quarter financial results but does not intend to host a quarterly earnings call. Additionally, Tower has agreed to forego paying dividends through the consummation of the transaction.

J.P. Morgan Securities LLC is serving as exclusive financial advisor for Tower and rendered a fairness opinion. Houlihan Lokey Capital, Inc. provided an additional fairness opinion for Tower. Lowenstein Sandler LLP is serving as the legal advisor to Tower. Goldman Sachs & Co. and Bank of America Merrill Lynch, are serving as the financial advisors for AGG and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as the legal advisor to AGG.

About Tower

Tower International, Inc. is a leading manufacturer of engineered automotive structural metal components and assemblies primarily serving original equipment manufacturers. Tower offers automotive customers a broad product portfolio, supplying body-structure stampings, frame and other chassis structures, and complex welded assemblies for small and large cars, crossovers, pickups, and sport utility vehicles. Headquartered in Livonia, Michigan, Tower has approximately 5,700 colleagues and 2018 full-year revenue of $1.6 billion. Tower’s manufacturing is conducted in 14 manufacturing facilities strategically located throughout the United States, Mexico, and Brazil. These facilities are supported by five engineering and sales locations throughout the world.

About Autokiniton Global Group

AGG is a leading North American supplier of metal-formed components and complex assemblies to the automotive industry. AGG manufactures body structures, interiors, closures, thermal management components, and chassis components. Headquartered in New Boston, Michigan, AGG has a product portfolio that is well-positioned for key automotive trends, including electrification, lightweighting, emission reduction regulations and increased cross over utility vehicle/sport utility vehicle (CUV/SUV) penetration. AGG maintains long-standing relationships with its blue-chip customers including General Motors, Ford, Nissan, Fiat Chrysler Automobiles, Honda, Tesla and BMW.

About KPS Capital Partners

KPS, through its affiliated management entities, is the manager of the KPS Special Situations Funds, a family of investment funds with approximately $5.0 billion of assets under management (as of March 31, 2019). For over two decades, the Partners of KPS have worked exclusively to realize significant capital appreciation by making controlling equity investments in manufacturing and industrial companies across a diverse array of industries, including basic materials, branded consumer, healthcare and luxury products, automotive parts, capital equipment and general manufacturing. KPS creates value for its investors by working constructively with talented management teams to make businesses better, and generates investment returns by structurally improving the strategic position, competitiveness and profitability of its portfolio companies, rather than primarily relying on financial leverage. The KPS Funds’ portfolio companies currently have aggregate annual revenues of approximately $6.8 billion, operate over 100 manufacturing facilities in 28 countries, and have nearly 25,000 employees, directly and through joint ventures worldwide. The KPS investment strategy and portfolio companies are described in detail at www.kpsfund.com.

Forward-Looking Statements

This document contains forward-looking information related to Tower, AGG and the proposed acquisition. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. All of the statements in this press release, other than historical facts, are forward-looking statements and are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements in this press release include, among other things, statements with respect to the anticipated timing of the completion of the proposed acquisition and its potential benefits, as well as AGG’s plans, expectations and intentions and projected business, results of operations and financial condition. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, Tower’s actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (1) risks related to the satisfaction of the conditions to closing the proposed acquisition in the anticipated timeframe or at all, including uncertainties as to how many shares of Tower’s common stock will be tendered in the tender offer and the possibility that the acquisition does not close, (2) the possibility that alternative acquisition proposals will be made, (3) the possibility that Tower will terminate the Merger Agreement to enter into an alternative business combination, (4) the possibility that various closing conditions may not be satisfied and required regulatory approvals may not be obtained, (5) the risk that the Merger Agreement may be terminated in circumstances requiring Tower to pay a termination fee, (6) the risk of litigation and regulatory actions related to the proposed acquisition, which may delay the proposed acquisition, and (7) risks regarding the failure to obtain the necessary financing to complete the proposed acquisition. Other factors that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in Tower’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, the Schedule TO and other tender offer documents to be filed by AGG and its affiliates, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Tower. Tower’s filings with the United States Securities and Exchange Commission (the “SEC”) are available publicly on the SEC’s website at www.sec.gov, or on Tower’s website at https://towerinternational.com/ under the “Investors” section. All such forward-looking statements speak only as of the date they are made. Except as required by law or regulation, Tower undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, circumstances or otherwise.

Additional Information

The tender offer described herein has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares or any other securities of Tower. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by AGG and its subsidiary, and promptly thereafter a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Tower. The offer to purchase shares of Tower common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF TOWER ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to AGG’s information agent.

Tower Contact:

Derek Fiebig	Amy Perrin
VP Investor Relations and Corporate Communications	Manager Investor Relations
(248) 675-6457	(248) 675-6415
fiebig.derek@towerinternational.com	perrin.amy@towerinternational.com

AGG Contact for Media Relations:

Mark Semer or Daniel Yunger     +1 212 521 4800